                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 30, 2003

                          ATCHISON CASTING CORPORATION
                ------------------------------------------------
               (Exact name of registrant as specified in charter)

         Kansas                       1-12541                  48-1156578
         ------                       -------                  ----------
(State of Incorporation)       (Commission File Number)     (I.R.S. Employer
                                                          Identification Number)

                   400 South Fourth Street, Atchison, KS 66002
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               (Address of Principal Executive Offices) (Zip Code)

                                 (913) 367-2121
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              (Registrant's telephone number, including area code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 3.  Bankruptcy or Receivership.

As  previously  reported  on Form  8-K,  on  August 4,  2003,  Atchison  Casting
Corporation  (the  "Company")  and certain U.S.  subsidiaries  filed a voluntary petition for relief under  Chapter 11 of Title 11 of the United States Code (the
"Bankruptcy  Code"),  in the  United  States  Bankruptcy  Court for the  Western
District of Missouri (the "Bankruptcy  Court") (Case No. 03-50965).  The Company
and its subsidiaries (collectively, the "Debtors") remain in possession of their
assets  and   properties,   and  continue  to  operate   their   businesses   as
"debtors-in-possession"  pursuant to Section  1107(a) and 1108 of the Bankruptcy
Code.

As a part of the bankruptcy  proceedings,  the Debtors are required to file with the Bankruptcy Court a Monthly  Operating  Report Summary ("MOR").  On September
30, 2003, the Debtors filed with the Bankruptcy  Court the MOR as of and for the month ended August 29, 2003. A copy of certain financial  information in the MOR is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Following the filing for administration in the U.K. by the Company's subsidiary,
Atchison Casting U.K., Ltd.  ("ACUK"),  the Company recorded a charge, in August
2003, of  approximately  $49.5 million to write off its net  investment in ACUK.
The Company is no longer  consolidating  ACUK's  results  into its  consolidated financial  statements.  At this time, it appears unlikely that any funds will be left for stockholders of ACUK or the Company, after payment of creditors.

Item 7.  Exhibits.

Exhibit 99.1  Financial  Information  in the MOR as of and for the  month  ended
              August 29, 2003

                                    SIGNATURE

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date: October 8, 2003

                                          Atchison Casting Corporation

                                          By:  /s/ Kevin T. McDermed
                                             --------------------------------
                                                   Kevin T. McDermed
                                                   Chief Financial Officer